EXHIBIT (5)
                        IMAGING DIAGNOSTIC SYSTEMS, INC.

                           [Letterhead of Registrant]

                                October 22, 1996

Imaging Diagnostic Systems, Inc.
10281 N.W. 46th Street
Sunrise, FL  33351

         Re:      Registration Statement on Form S-8
                  Imaging Diagnostic Systems, Inc.;
                  Consultant Service Agreement

Gentleman:

         This opinion is submitted pursuant to applicable rules of the Securities and Exchange Commission with respect to the registration by Imaging Diagnostic Systems, Inc. (the "Company") of 62,000 shares of Common Stock, no par value (the "Common Stock") pursuant to the Consultant Service Agreement (the "Agreement").

         In my capacity as general counsel to the Company, I have examined the original, certified, conformed, or other copies of the Plan, the Company's Certificate of Incorporation, By-Laws and corporate minutes provided to me by the Company. In all such examinations, I have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

         Based upon and in reliance of the foregoing, I am of the opinion that the Common Stock, when issued in accordance with the terms and conditions of the Agreement, will be validly issued, fully paid and non-assessable.


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Imaging Diagnostic Systems, Inc.
October 22, 1996
Page 2.

         I hereby consent to the use of this opinion in the Registration Statement on Form S-8 to be filed with the Commission.

                              /s/Peter S. Knezevich
                              ---------------------
                               Peter S. Knezevich
                               General Counsel